UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest

Event Reported): December 22, 2006

RADIATION THERAPY SERVICES, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-50802

Florida	65-0768951
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

2234 Colonial Boulevard, Fort Myers, Florida	33907
(Address of principal executive offices)	(Zip Code)

(239) 931-7275

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Dr. Daniel Dosoretz, President and Chief Executive of Radiation Therapy Services, Inc. (RTSX) of Fort Myers, Florida today issued the following statement in response to an article that will profile the company in the upcoming January 8, 2007 issue of Forbes Magazine:

“Our company appreciates the fact that in November, 2006 Forbes Magazine recognized our company in an article that ranked RTSX as number 13 out of the 200 best small companies in America. This was in recognition of our record of solid growth and the delivery of quality health care services to our patients. However, the profile of our company in the upcoming issue of Forbes contains several errors and misstatements of fact, as well as erroneous and misleading conclusions. RTSX would like to set the record straight and our detailed response to the Forbes article can be found on our website, www.rtsx.com.”

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIATION THERAPY SERVICES, INC.

By:	/s/ David Koeninger
David Koeninger
Principal Financial Officer

Dated: December 22, 2006

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